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Exhibit 23.3

Independent Auditors' Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117830 on Form S-3 of Shuffle Master, Inc. of our report dated July 23, 2004, relating to the consolidated financial statements of CARD Casinos Austria Research and Development GmbH as of December 31, 2003 and 2002, and for each of the two years in the period ended December 31, 2003, appearing in Amendment No. 1 on Form 8-K/A of Shuffle Master, Inc. dated July 27, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu
WirtschaftsprüfungsgmbH

Vienna, Austria
September 24, 2004

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  Exhibit 23.3
Independent Auditors' Consent